As filed with the Securities and Exchange Commission on June 4, 2003.

Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0101955 (I.R.S. Employer Identification No.)

10579 Bradford Road, Suite 103, Littleton,CO (Address of Principal Executive Offices)	80127-4247 (Zip Code)

EMPLOYEES’ STOCK BONUS PLAN
(Full title of the plan)

Allan J. Marter	With a copy to:
Chief Financial Officer 10579 Bradford Road, Suite 103 Littleton, Colorado 80127-4247	Deborah J. Friedman Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202
(Name and address of agent for service)

(303) 830-9000	(303) 892-9400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered	per share	price	fee

Common Shares (without par value)	580,000 (1)	$2.02 (2)	$1,171,600 (2)	$95

Notes:

(1)  Amount to be registered consists of Common Shares to be issued pursuant to the Employees’ Stock Bonus Plan, as amended and restated to April 6, 2000.

(2)  Pursuant to Rule 457(h)(1), the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Shares on May 28, 2003 as quoted on the American Stock Exchange.

PART II
ITEM 8. EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-5.1 Opinion/Consent of Field LLP
EX-23.1 Consent of PricewaterhouseCoopers LLP
EX-23.3 Consent of Associated Mining Consultants

PART II

EXPLANATORY NOTE

     This Registration Statement registers an additional 580,000 common shares, without par value (the “Common Shares”), of Golden Star Resources Ltd. (the “Company”), issuable under the Company’s Employees’ Stock Bonus Plan, as amended and restated to April 6, 2000 (“the Bonus Plan”). The remaining 320,000 Common Shares available under the Bonus Plan were previously registered by Registration Statement on Form S-8 (Reg. No. 033-81614), which Registration Statement is hereby incorporated by reference.

ITEM 8.  EXHIBITS

Exhibit No.	Description

4.1	Incorporating Documents of the Company, including: Articles of Arrangement dated May 14, 1992, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated May 15, 1992; Certificate of Amendment dated May 15, 1992, with Articles of Amendment; Certificate of Amendment dated March 26, 1993, with Articles of Amendment; Articles of Arrangement dated March 7, 1995, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated March 14, 1995; Certificate of Amendment dated July 29, 1996, with Articles of Amendment; and Certificate of Amendment dated July 10, 2002, with Articles of Amendment (all incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on January 23, 2003)

4.2	Bylaws of the Company, including: Bylaw Number One, amended and restated as of April 3, 2002 (2); Bylaw Number Two, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on January 23, 2003); and Bylaw Number Three, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on January 23, 2003)

4.3	Rights Agreement dated as of April 24, 1996, between the Company and the R-M Trust Company as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on January 23, 2003); Amendment to Rights Agreement between the Company and CIBC Mellon Trust Company (formerly, the R-M Trust Company) dated as of June 30, 1999 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended June 30, 1999)

4.4	Form of Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A (Reg. No. 333-91666), filed on July 15, 2002)

4.5	Employees’ Stock Bonus Plan, amended and restated to April 6, 2000 (incorporated by reference to Exhibit 10(j) to the Company’s Form 10-K for the year ended December 31, 2000)

5.1	Opinion of Field LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Field LLP (included in Exhibit 5.1)

23.3	Consent of Associated Mining Consultants Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on the 29thday of May, 2003.

GOLDEN STAR RESOURCES LTD.

By:	/s/ PETER J. BRADFORD
Peter J. Bradford President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 29, 2003.

Signature	Title

/s/ ROBERT R. STONE Robert R. Stone	Chairman of the Board of Directors

/s/ PETER J. BRADFORD Peter J. Bradford	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DAVID K. FAGIN David K. Fagin	Director

/s/ IAN MACGREGOR Ian MacGregor	Director

/s/ JAMES E. ASKEW James E. Askew	Director

/s/ ALLAN J. MARTER Allan J. Marter	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Incorporating Documents of the Company, including: Articles of Arrangement dated May 14, 1992, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated May 15, 1992; Certificate of Amendment dated May 15, 1992, with Articles of Amendment; Certificate of Amendment dated March 26, 1993, with Articles of Amendment; Articles of Arrangement dated March 7, 1995, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated March 14, 1995; Certificate of Amendment dated July 29, 1996, with Articles of Amendment; and Certificate of Amendment dated July 10, 2002, with Articles of Amendment (all incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on January 23, 2003)

4.2	Bylaws of the Company, including: Bylaw Number One, amended and restated as of April 3, 2002 (2); Bylaw Number Two, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on January 23, 2003); and Bylaw Number Three, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on January 23, 2003)

4.3	Rights Agreement dated as of April 24, 1996, between the Company and the R-M Trust Company as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on January 23, 2003); Amendment to Rights Agreement between the Company and CIBC Mellon Trust Company (formerly, the R-M Trust Company) dated as of June 30, 1999 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended June 30, 1999)

4.4	Form of Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A (Reg. No. 333-91666), filed on July 15, 2002)

4.5	Employees’ Stock Bonus Plan, amended and restated to April 6, 2000 (incorporated by reference to Exhibit 10(j) to the Company’s Form 10-K for the year ended December 31, 2000)

5.1	Opinion of Field LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Field LLP (included in Exhibit 5.1)

23.3	Consent of Associated Mining Consultants Ltd.